UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Former Chief Accounting Officer Consulting Agreement

On January 5, 2023, Accuray Incorporated (the “Company”) entered into a consulting agreement with Franco Palomba, the Company’s former Chief Accounting Officer and principal accounting officer, in order to facilitate an orderly transition in connection with Mr. Palomba’s departure from the Company on January 3, 2023 (the “Palomba Consulting Agreement”). Under the terms of the Palomba Consulting Agreement, which will be effective through March 10, 2023, Mr. Palomba will provide certain transition services as requested by the Company for an hourly rate of $375/hour.

The foregoing description is qualified in its entirety by reference to the Palomba Consulting Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Executive Employment Agreements

The Board of Directors of the Company or its delegated committee periodically reviews the terms of the Company’s employment agreements with its executive officers and, if applicable, authorizes the Company to enter into new employment agreements with such officers. On January 1, 2023, the Company entered into new employment agreements (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) with each of its executive officers, including its named executive officers, which amended and restated the employment agreements previously entered into between the Company and each such executive officer.

Each Employment Agreement is for a three-year term that begins on January 1, 2023 and automatically renews for successive three-year terms unless the Company or the applicable executive officer provides timely notice of non-renewal. Each Employment Agreement sets forth the applicable executive officer’s title and salary, as well as the target annual incentive bonus that such executive officer is eligible to receive under the Company’s bonus plan, which is based on the attainment of certain performance criteria established and evaluated by the Company. With respect to our named executive officers, the Employment Agreement for (i) Suzanne Winter sets forth her title as President and Chief Executive Officer, her base salary of $650,000 and target annual bonus (as a percentage of base salary actually earned calculated in accordance with the Company’s bonus plan) of 100%; (ii) Ali Pervaiz sets forth his title as Senior Vice President, Chief Financial Officer, his base salary of $427,500 and target annual bonus (as a percentage of base salary actually earned calculated in accordance with the Company’s bonus plan) of 70%; (iii) Jesse Chew sets forth his title as Senior Vice President, General Counsel and Corporate Secretary, his base salary of $457,600 and target annual bonus (as a percentage of base salary actually earned calculated in accordance with the Company’s bonus plan) of 60%; and (iv) Michael Hoge sets forth his title as Senior Vice President, Global Operations, his base salary of $400,400 and target annual bonus (as a percentage of base salary actually earned calculated in accordance with the Company’s bonus plan) of 60%.

Each Employment Agreement also provides that during the applicable executive officer’s employment with the Company, such executive officer may be granted options to purchase shares of Company common stock, restricted stock units, performance stock units, or other equity awards under the Company’s 2016 Equity Incentive Plan.

Each Employment Agreement also provides that the applicable executive officer is entitled to severance benefits in the event of termination of such executive officer’s employment by the Company without cause or such executive officer’s resignation of employment for good reason, including (i) a lump sum payment equal to twelve months of base salary for each executive officer; (ii) either (a) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive officer would have received for the fiscal year during which termination occurs, except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (b) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive officer would have received for the prior fiscal year; (iii) reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive officer and his or her eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 for twelve months, or until such executive officer becomes eligible to be covered under the group health plan of a new employer during such twelve month period, if applicable; (iv) payment for outplacement services in accordance with the Company’s then-current policies and practices with respect to outplacement assistance for other executives for up to twelve months; and (v) other customary benefits. In the event of termination of employment because of death or incapacity, each executive officer’s Employment Agreement provides for six months of accelerated vesting of such executive officer’s then-outstanding equity awards, except Ms. Winter's Employment Agreement, which provides for twelve months of accelerated vesting of her then-outstanding equity awards. In the event that an executive officer is terminated without cause or resigns for good reason three months prior to or within twenty-four months following a change in control of the Company, each executive officer’s Employment Agreement provides that such executive officer will be entitled to enhanced severance benefits, including (i) a lump sum payment equal to twenty-four months of such executive officer’s base salary; (ii) 200% of such executive officer’s target bonus for the fiscal year in which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year); (iii) the full and immediate vesting of all of such executive officer’s then-outstanding unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and (iv) other customary benefits. Such enhanced severance benefits will be in lieu of any severance benefits an executive officer would otherwise be entitled to receive as a result of the termination of such executive officer’s employment by the Company without cause or such executive officer’s resignation for good reason independent of a change in control.

The benefits and payments described above may be subject to a delay of up to six months, as necessary to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code (the “Code”). In addition, if any payments or benefits payable to the executive officers under their respective Employment Agreements would be subject to the excise tax provided under Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary to ensure that no amount will be subject to such excise tax; provided, however, that a reduction will be made only if, as a result of such reduction, the Executive Officer’s net after-tax benefit exceeds the net after-tax benefit such executive officer would realize if the reduction were not made.

The foregoing description is qualified in its entirety by reference to the Employment Agreements with each named executive officer, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 6, 2023	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, General Counsel & Corporate Secretary